Daktronics, Inc. Announces Reactions to and Impacts of COVID-19

Brookings, S.D., April 1, 2020 (GLOBE NEWSWIRE) -- Daktronics, Inc. (NASDAQ - DAKT) today announced its Board of Directors’ and management’s reaction to the COVID-19 pandemic.

The COVID-19 pandemic continues to evolve and spread and has already affected people, economies, and businesses around the world. Daktronics is closely monitoring and assessing the rapidly evolving environment and related impacts to our operations. Our top priority is to protect the well-being of our employees, suppliers, customers, and the community at large, while continuing to deliver quality product and services, helping to ensure the sustainability of our organization, and preserving the intrinsic long-term value for our shareholders.

COVID-19 has created disruptions since its initial outbreak, first impacting our China operations. Beginning in February, we created COVID-19 response teams to manage our local and global response activities. Using the guidance from the U.S. Centers for Disease Control and Prevention, the World Health Organization, and other applicable regulatory agencies, we enhanced or implemented robust health, safety, and cleaning protocols across our organization. Employees are working from home where possible, and we have limited or eliminated travel for the time being. When unable to work safely or within the various regulations in certain geographies and locations, our manufacturing and field service teams have reduced capacity and furloughed employees. Most recently, our Ireland and Minnesota production facilities have chosen to suspend production for two weeks. Our China production facility was briefly closed and now has resumed operations. Our sales teams have continued to engage our customers, mostly virtually, across our diverse markets and geographies, with some customers continuing to place orders while others are choosing to delay purchases. Our supply chain team has remained alert to potential short supply situations and shipping disruptions, and, if necessary, we are utilizing alternative sources and shipping methods.

While it is difficult to estimate the longevity and severity of the COVID-19 pandemic impact to the economy and to our financial position, operating results, and cash flows, we are taking proactive steps to solidify our financial position and mitigate any adverse consequences. These steps include preserving liquidity by drawing down our existing line of credit and pursuing other sources of financing, reducing investments in capital assets, reducing executive pay and board member compensation, and instituting initiatives to reduce other costs in the business. Our board of directors voted to suspend stock repurchases under our share repurchase program and to suspend dividends for the foreseeable future. We believe these measures are necessary to help preserve our ability to borrow for liquidity needs and help us be well positioned when the pandemic passes and economies begin to recover. We continue to carefully monitor this crisis and will take additional actions as needed.

We cannot predict the duration or scope of the COVID-19 pandemic; therefore, the negative financial impact on our financial results and performance cannot be reasonably estimated but could be material. We will provide updates during our fourth quarter and fiscal year-end 2020 earnings release conference call.

About Daktronics
Daktronics has strong leadership positions in, and is the world's largest supplier of, large screen video displays, electronic scoreboards, LED text and graphics displays, and related control systems. The company excels in the control of display systems, including those that require integration of multiple complex displays showing real-time information, graphics, animation, and video. Daktronics designs, manufactures, markets and services display systems for customers around the world in four domestic business units:  Live Events, Commercial, High School Park and Recreation and Transportation, and one International business unit. For more information, visit the company's website at: www.daktronics.com, email the company at investor@daktronics.com, call (605) 692-0200 or toll-free (800) 843-5843 in the United States or write to the company at 201 Daktronics Dr., P.O. Box 5128, Brookings, S.D. 57006-5128.

Safe Harbor Statement
Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act. These forward-looking statements reflect the Company’s expectations or beliefs concerning future events. The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectations, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts and orders, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions, increased regulation and other risks described in the company’s SEC filings, including its Annual Report on Form 10-K for its 2019 fiscal year. Forward-looking statements are made in the context of information available as of the date stated. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

For more information contact:
INVESTOR RELATIONS:
Sheila M. Anderson, Chief Financial Officer
Tel (605) 692-0200
Investor@daktronics.com

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